EXHIBIT 31.3

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Louis DiNardo, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Exar Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 30 , 2015

/s/ Louis DiNardo
Louis DiNardo
President and Chief Executive Officer
(Principal Executive Officer)